UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

PMV Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39539	46-3218129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, Suite 301 Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 642-6670

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2026, PMV Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC (the “Underwriter”), relating to an underwritten offering (the “Offering”) of (i) (a) 22,055,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) and in lieu of Common Stock to certain investors, (b) pre-funded warrants to purchase an aggregate of 19,900,000 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) accompanying warrants to purchase an aggregate of 41,955,000 shares of Common Stock (the “Common Stock Warrants,” and together with the “Pre-Funded Warrants,” the “Warrants”, and the Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Common Stock and Pre-Funded Warrants were sold in combination with an accompanying Common Stock Warrant to purchase one share of Common Stock for each share of Common Stock or Pre-Funded Warrant sold. Each Share was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $1.21, and each Pre-Funded Warrant was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $1.20999, which is equal to the combined offering price per share of Common Stock and accompanying Common Stock Warrant less the $0.00001 exercise price of each Pre-Funded Warrant. The offering is expected to close on September 2, 2026, subject to customary closing conditions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.00001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The shares of the Company’s common stock (or Pre-Funded Warrants) and Common Stock Warrants are immediately separable and will be issued separately. The Common Stock Warrants will be immediately exercisable and will expire five years from the date of issuance. The initial exercise price of the Common Stock Warrants is $1.21 per share of Common Stock. The exercise price of the Common Stock Warrants and the number of shares of the Common Stock issuable upon exercise of the Common Stock Warrants is subject to adjustments as described elsewhere in the Prospectus Supplement (as defined below). In addition, beginning on the date of the Company’s initial public announcement of the decision by the U.S. Food and Drug Administration (the “FDA”) regarding the acceptance for review of the Company’s New Drug Application (“NDA”) for rezatapopt for the treatment of patients with platinum-resistant/refractory ovarian cancer harboring a TP53 Y220C mutation (the “NDA Acceptance Announcement”), the exercise price of the Common Stock Warrants will be reduced to the greater of (i) 33% of the initial exercise price of the Common Stock Warrants and (ii) the lesser of (x) the then exercise price and (y) the volume weighted average price of the Common Stock for the five trading day period beginning the trading day following the NDA Acceptance Announcement (the “Reset Exercise Price”). If the exercise price of the Common Stock Warrants is reduced to the Reset Exercise Price, the number of shares of Common Stock issuable pursuant to the Common Stock Warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price to the Reset Exercise Price, shall be equal to the aggregate exercise price immediately prior to the date of the NDA Acceptance Announcement.

To the extent that the NDA Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then during the period beginning on the 30th calendar day following the date of the NDA Acceptance Announcement and ending on the 60th calendar day following the date of the NDA Acceptance Announcement, the holders of Common Stock Warrants may be required, at the Company’s option, to exercise up to 50% of their Common Stock Warrants for cash (the “Mandatory Exercise”). Any Common Stock Warrant which has not been exercised pursuant to the Mandatory Exercise shall become null and void and the rights of the holder of the Common Stock Warrant to exercise such Common Stock warrant shall lapse.

Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by such holder, its affiliates and any persons who are members of a Section 13(d) group with such holder or its affiliates to exceed 4.99% (or at the election of the holder prior to the issuance of the Warrant, 9.99%) (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the holder and its affiliates and any other persons who are members of a Section 13(d) group with such holder or its affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise.

The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Company estimates that the net proceeds from the Offering will be approximately $47.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-283349) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”).

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the terms of the form of Warrants, does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant and form of Common Stock Warrant that are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the issuance and sale of the Shares and the Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01	Other Events.

The full text of the press release announcing the pricing of the underwritten offering on August 31, 2026 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company currently intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, primarily to fund the late-stage clinical development, regulatory submission and commercialization preparation activities for rezatapopt, if approved. Based upon the Company’s current operating plan, the Company believes that the net proceeds from the offering, excluding any exercise of the underwriters’ option, together with the Company’s existing cash and cash equivalents, will enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2028.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Underwriting Agreement, dated August 31, 2026, between PMV Pharmaceuticals, Inc. and TD Securities (USA) LLC as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Stock Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C (included in Exhibit 5.1).

99.1	Press Release dated August 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

Date: September 1, 2026	By:	/s/ Michael Carulli
Michael Carulli
Chief Financial Officer (Principal Financial and Accounting Officer)